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                                                                    EXHIBIT 3.30

                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

         Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 1989, shall be held on the last Tuesday of April if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote by written ballot a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

         Section 4. Notice of Meetings. Written notice of a meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

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         Section 6. Voting. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder on the record date for the meeting. The vote upon any question brought before a meeting of the stockholders, except as otherwise required by these By-Laws, may be by voice vote. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the holders of a majority of the stock which has voting power present in person or represented by proxy and which is actually voted shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 7. Definition. Every reference in these By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                                   ARTICLE II
                                    DIRECTORS

         Section 1. Number and Term of Office. The Board of Directors shall consist of one or more members. The first board shall consist of three directors. Thereafter, the number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Directors need not be stockholders.

         Section 2. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, except as required by law.

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         Section 3. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of stockholders and at such other time and at such place as shall from time to time be determined by the Board of Directors.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on one day's notice to each director by whom it is not waived, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

         Section 6. Quorum. At all meetings of the Board a majority of the total number of directors then in office, or if the total number of directors then in office is an even number one-half thereof, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or committee.

         Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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         Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by statute, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 10. Conduct of Business. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to these By-Laws shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

                                  ARTICLE III
                                    NOTICES

         Section 1. Generally. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

         Section 2. Waivers. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE IV
                                    OFFICERS

         Section 1. Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors (who shall be the Chief Executive Officer), one or more vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person.

         Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

         Section 3. Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 4. Authority and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

         Section 5. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman, the President or any Vice President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation.

                                   ARTICLE V
                                     STOCK

         Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or

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the President or a Vice President and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation, representing the number of shares in the Corporation registered in his name. Any or all the signatures on the certificate may be a facsimile.

         Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to, or cause its transfer agent to, issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate for shares, another may be issued in its place pursuant to such requirements as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 4. Record Date. The Board of Directors may fix in advance a date, not more than sixty nor less than ten days prior to the date of any meeting of stockholders, nor more than sixty days prior to the date of any written consent of stockholders without a meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to express such written consent, or to receive payment of any such dividend, to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 1. Indemnification.

         (a) The Corporation shall indemnify any person who has been made a party to, or has threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture,

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trust or other enterprise, to the full extent permitted by statute. The
Corporation may (in the Corporation's discretion) indemnify or agree to imdemnify any person who has been made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was an agent of the Corporation, or is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by statute or such lesser extent as the Board of Directors determine.

         (b) Expenses incurred by any director, officer, or employee indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

         (c) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of or in any way to limit any other rights to which those persons seeking indemnification or advancement of expenses hereunder may be or may become entitled as a matter of law, by the Certificate of Incorporation, these By-Laws, agreement, insurance, vote of directors or stockholders or otherwise, both as to action in his official capacity and with respect to action in another capacity while holding such office.

         (d) No amendment, termination or repeal of this Section shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification in the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         (e) If any part of this Section shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected thereby.

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         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 2. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law or under these By-Laws.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as fixed by resolution of the Board of Directors.

         Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         Section 4. Time Periods. In applying any provision of these By-Laws which require that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

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                                  ARTICLE VIII
                                   AMENDMENTS

         Section 1. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors.

                            CERTIFICATE OF SECRETARY

         I, the undersigned, hereby certify:

         1. That I am the duly elected, qualified and acting Secretary of MWC Acquisition Sub, Inc., a Delaware corporation.

         2. That the foregoing By-Laws of said Corporation were duly adopted as the By-Laws thereof by Written Consent of the Directors of said Corporation, dated as of April 22, 1988, and that the same now constitute the By-Laws of said Corporation.

         Executed this 28th day of April 1988.

                                                       /s/ Dale R. Martin
                                                       -------------------------
                                                       Dale R. Martin, Secretary

8731C(CL)/3155J(DT)

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